                   SECURITIES LENDING AUTHORIZATION AGREEMENT

                                      Among

                                THE BERGER FUNDS

                        INVESTORS FIDUCIARY TRUST COMPANY

                                       and

                       STATE STREET BANK AND TRUST COMPANY

                                TABLE OF CONTENTS

                                                                               PAGE

1.   DEFINITIONS ............................................................    1

2.   APPOINTMENT OF STATE STREET ............................................    2

3.   SECURITIES TO BE LOANED ................................................    3

4.   BORROWERS ..............................................................    3

5.   SECURITIES LOAN AGREEMENTS .............................................    4

6.   LOANS OF AVAILABLE SECURITIES ..........................................    4

7.   DISTRIBUTIONS ON AND VOTING RIGHTS WITH RESPECT TO LOANED SECURITIES ...    5

8.   COLLATERAL .............................................................    6

9.   INVESTMENT OF CASH COLLATERAL AND COMPENSATION .........................    7

10.  FEE DISCLOSURE .........................................................    8

11.  RECORDKEEPING AND REPORTS ..............................................    8

12.  STANDARD OF CARE .......................................................    9

13.  REPRESENTATIONS AND WARRANTIES .........................................    9

14.  INDEMNIFICATION ........................................................   10

15.  CONTINUING AGREEMENT AND TERMINATION ...................................   11

16.  NOTICES ................................................................   12

17.  MISCELLANEOUS ..........................................................   12

18.  SECURITIES INVESTORS PROTECTION ACT ....................................   13

19.  COUNTERPARTS ...........................................................   13

20.  MODIFICATION ...........................................................   13

                             EXHIBITS AND SCHEDULES

EXHIBIT 4.1

EXHIBIT 5

SCHEDULE A

SCHEDULE B

SCHEDULE 8.1

                   SECURITIES LENDING AUTHORIZATION AGREEMENT

         Agreement dated the ____ day of ______________, 19__ among the registered management investment companies on behalf of the funds listed on Schedule B attached hereto (the "Client"), INVESTORS FIDUCIARY TRUST COMPANY ("IFTC"), a Missouri trust company and STATE STREET BANK AND TRUST COMPANY, its affiliates or subsidiaries ("State Street"), setting forth the terms and conditions under which State Street is authorized to act on behalf of the Funds and IFTC with respect to the lending of certain securities of the Funds held by IFTC as custodian.

         This Agreement shall be deemed for all purposes to constitute a separate and discrete agreement between State Street and each of the series of the funds listed on Schedule B to this Agreement (each a "Client" and collectively, the "Clients") as it may be amended by the parties, and no Client shall be responsible or liable for any of the obligations of any other Client under this Agreement or otherwise, notwithstanding anything to the contrary contained herein.

         This Agreement has been executed by an officer of each Client, in that capacity and not individually. State Street and IFTC acknowledge that the obligations of or arising out of this Agreement are not binding upon any of the trustees, directors, officers, employees, agents or shareholders individually, but are binding solely upon the assets and property of the Client. Notwithstanding any other provision of this Agreement to the contrary, to the extent that this Agreement is executed by an Investment Company, on behalf of one or more investment portfolios of such Investment Company, as a Client(s) hereunder, State Street and IFTC further acknowledge that the obligations of or arising out of this Agreement are binding upon the assets and property of the investment portfolio on whose behalf an Investment Company has executed this instrument and that, with respect to each such investment portfolio, such obligations are several but not joint. Without limiting the foregoing, the obligations of all the Clients are several, not joint.

         NOW, THEREFORE, in consideration of the mutual promises and of the mutual covenants contained herein, each of the parties does hereby covenant and agree as follows:

1.       Definitions. For the purposes hereof:

         (a) "Available Securities" means the securities of the Client that are available for Loans pursuant to Section 3.

         (b) "Borrower" means any of the entities to which Available Securities may be loaned under a Securities Loan Agreement, as described in Section 4.

         (c) "Collateral" means collateral delivered by a Borrower to secure its obligations under a Securities Loan Agreement.

         (d) "Investment Manager" when used in any provision, means the person or entity who has discretionary authority over the investment of the Available Securities to which the provision applies.

         (e) "Loan" means a loan of Available Securities to a Borrower.

         (f) "Loaned Security" shall mean any "security" which is delivered as a Loan under a Securities Loan Agreement; provided that, if any new or different security shall be exchanged for any Loaned Security by recapitalization, merger, consolidation, or other corporate action, such new or different security shall, effective upon such exchange, be deemed to become a Loaned Security in substitution for the former Loaned Security for which such exchange was made.

         (g) "Market Value" of a security means the market value of such security (including, in the case of a Loaned Security that is a debt security, the accrued interest on such security) as determined by nationally recognized pricing services designated by State Street, or such other independent sources as may be selected by State Street on a reasonable basis.

         (h) "Securities Loan Agreement" means the agreement between a Borrower and State Street (on behalf of the Client) that governs Loans, as described in
Section 5.

         (i) "Replacement Securities" means securities of the same issuer, class and denomination as Loaned Securities.

2.       Appointment of State Street.

         The Client hereby appoints and authorizes State Street, its affiliates or subsidiaries, as its sole and exclusive agent to lend Available Securities to Borrowers in accordance with the terms of this Agreement. State Street shall have the responsibility and authority to do or cause to be done all acts State Street shall determine to be desirable, necessary, or appropriate to implement and administer this securities lending program. The Client agrees that State Street is acting as a fully disclosed agent and not as principal in connection with the securities lending program. State Street may take action as agent of the Client on an undisclosed or a disclosed basis.

                  The Client also appoints and authorizes State Street, its affiliates or subsidiaries, as its agent, to enter into fee for holds arrangements with respect to certain Available Securities. State Street, as agent, will, in return for a fee from the Borrower, hold and reserve certain Available Securities and refrain from lending such securities to any third party without the Borrower's permission, provided, however, that the fee for holds arrangements shall not restrict or otherwise affect Client's ownership rights with regard to the Available Securities. The fee from the Borrower shall be allocated between State Street and the Client in accordance with Schedule A.

3.       Securities to be Loaned.

         State Street acts will act as agent on behalf of certain securities owned by the Client. All of the Client's securities held by IFTC as custodian shall be subject to this securities lending program and constitute Available Securities hereunder, except those securities which the Client or the Investment Manager specifically identifies in notices to State Street as not being Available Securities. In the absence of any such notice identifying specific securities, State Street shall have no authority or responsibility for determining whether any of the Client's securities should be excluded from the lending program.

4.       Borrowers.

                  The Available Securities may be loaned to any Borrower identified on the Schedule of Borrowers, as such Schedule may be modified from time to time by State Street and Client

         In the event the Client approves lending to borrowers resident in the United Kingdom ("UK"), the Client shall complete Part 1 of the document known as a "MOD-2 form," which is attached hereto as Exhibit 4.1.

         In the event that securities lending activity is undertaken through its London office, State Street becomes subject to additional regulation in the UK, and State Street is obliged to notify the you of the following matters:

         i. State Street shall make available to you established procedures in accordance with the requirements of the Securities and Futures Authority for the effective consideration of complaints concerning State Street's activities carried on in the UK.

         ii. Where a liability in one currency is to be matched by an asset in a different currency, or where an investment transaction relates to an investment denominated in a currency other than sterling, a movement of exchange rates may have a separate effect, favorable or unfavorable, on the gain or loss which would otherwise be experienced on the investment.

         iii. State Street or an affiliate may have an interest that is material to the investment or transaction concerned and neither State Street nor any such affiliate shall be obliged to disclose such interest or account to you for any profits or benefits made or derived by it or any of its associates from any such transaction.

         iv. Any assets which State Street holds in the form of money shall not be treated by State Street as the Clients' Money as defined by The Financial Services (Client Money) Regulations 1991 of the United Kingdom as amended (the "Clients' Money Regulations") and will not be held in accordance with the Clients' Money Regulations or such other regulations as shall amend or replace the Clients' Money Regulations from time to time.

5.       Securities Loan Agreements.

         The Client authorizes State Street to enter into one or more Securities Loan Agreements with such Borrowers as may be selected by State Street. Each Securities Loan Agreement shall have such terms and conditions as State Street may negotiate with the Borrower, however certain terms of individual loans, including rebate fees to be paid to the Borrower for the use of cash Collateral, shall be negotiated at the time a loan is made and shall be within a reasonable range of prevailing rates and amounts for similar investment arrangements. A form of State Street's Securities Loan Agreement is attached hereto as Exhibit
5. In accordance with the Securities Loan Agreement with a Borrower, Borrower will be responsible for all costs associated with a failed settlement resulting from the Borrower's failure to return a Loaned Security within the requisite settlement period. State Street, on behalf of the Client, will exercise all available rights of cross-collateralization.

6.       Loans of Available Securities.

         State Street shall have authority to make Loans of Available Securities to Borrowers, and to deliver such securities to Borrowers. State Street shall be responsible for determining whether any such Loan shall be made, and for negotiating and establishing the terms of each such Loan. State Street shall have the authority to terminate any Loan in its discretion, at any time and without prior notice to the Client.

         The Client acknowledges that State Street administers securities lending programs for other clients of State Street. State Street will allocate securities lending opportunities among its clients, using reasonable and equitable methods established by State Street from time to time. State Street does not represent or warrant that any amount or percentage of the Client's Available Securities will in fact be loaned to Borrowers. The Client agrees that it shall have no claim against State Street and State Street shall have no liability arising from, based on, or relating to, loans made for other clients, or loan opportunities refused hereunder, whether or not State Street has made fewer or more loans for any other client, and whether or not any loan for another client, or the opportunity refused, could have resulted in loans made under this Agreement.

         The Client may terminate a Loan at any time. The Client also acknowledges that, under the applicable Securities Loan Agreements, the Borrowers will not be required to return Loaned Securities immediately upon receipt of notice from State Street terminating the applicable Loan, but instead will be required to return such Loaned Securities within the customary settlement period following notice of termination of the Loan and in no case later than five (5) business days. Upon receiving a notice from the Client or the Investment Manager that Available Securities which have been loaned to a Borrower should no longer be considered Available Securities (whether because of the sale of such securities or otherwise), State Street shall use its reasonable efforts to notify promptly thereafter the Borrower which has borrowed such securities that the Loan of such securities is terminated and that such securities are to be returned within the time specified by the applicable Securities Loan Agreement.

7.       Distributions on and Voting Rights with Respect to Loaned Securities.

         The Client represents and warrants that it is the beneficial owner of (or exercises complete investment discretion over) all Available Securities free and clear of all liens, claims, security interests and encumbrances and no such security has been sold, and that it is entitled to receive all distributions made by the issuer with respect to Loaned Securities. Except as provided in the next sentence, all interest, dividends, and other distributions paid with respect to Loaned Securities shall be credited to the Client's account on the date such amounts are delivered by the Borrower to State Street. Any non-cash distribution on Loaned Securities which is in the nature of a stock split or a stock dividend shall be added to the Loan (and shall be considered to constitute Loaned Securities) as of the date such non-cash distribution is received by the Borrower; provided that the Client (or Investment Manager) may, by giving State Street ten (l0) business days' notice prior to the date of such non-cash distribution, direct State Street to request that the Borrower deliver such non-cash distribution to State Street, pursuant to the applicable Securities Loan Agreement, in which case State Street shall credit such non-cash distribution to the Client's account on the date it is delivered to State Street.

         The Client acknowledges that it will not be entitled to participate in any dividend reinvestment program or to vote with respect to securities that are on loan on the applicable record date for such securities.

         The Client also acknowledges that any payments of distributions from Borrower to the Client are in substitution for the interest or dividend accrued or paid in respect of Loaned Securities and that the tax treatment of such payment may differ from the tax treatment of such interest or dividend.

         If an installment, call or rights issue becomes payable on or in respect of any Loaned Securities, State Street shall use all reasonable endeavors to ensure that any timely instructions from the Client are complied with, but State Street shall not be required to make any payment unless the Client has first provided State Street with funds to make such payment.

8.       Collateral.

         (a) Receipt of Collateral. The Client authorizes State Street to receive and to hold, on the Client's behalf, Collateral from Borrowers to secure the obligations of Borrowers with respect to any loan of securities made on behalf of the Client pursuant to the Securities Loan Agreements. All investments of cash Collateral shall be for the account and at the risk of the Client. Concurrently with the delivery of the Loaned Securities to the Borrower under any Loan, State Street shall receive from the Borrower Collateral in any of the forms listed on Schedule 8.1. Paragraph 3 of said Schedule may be amended from time to time by State Street upon written notice to the Client.

         The initial Collateral received shall (i) in the case of Loaned Securities denominated in United States Dollars or whose primary trading market is located in the United States or sovereign debt issued by foreign governments, have a value of 102% of the Market Value of the Loaned Securities, or (ii) in the case of Loaned Securities which are not denominated in United States Dollars or whose primary trading market is not located in the United States, have a value of 105% of the Market Value of the Loaned Securities or (iii) have such other value as may be applicable in the jurisdiction in which such Loaned Securities are customarily traded. Thereafter, State Street shall take such action as is appropriate with respect to the Collateral under the applicable Securities Lending Agreement.

         (b) Marking to Market. State Street shall value all Loaned Securities in accordance with its customary practice. Pursuant to the terms of the applicable Securities Loan Agreement, State Street shall, in accordance with State Street's reasonable and customary practices and prevailing industry practices, mark each Loaned Security and its Collateral to their Market Value each business day based upon the Market Value of the Collateral and the Loaned Security at the close of business on the preceding business day employing the most recently available pricing information, and ensure that each applicable Securities Loan Agreement shall require each Borrower to deliver additional Collateral (for a letter of credit Collateral, an additional or replacement letter of credit) to State Street in accordance with the above percentages in the event that at the close of business on any business day the Market Value of the Collateral delivered by such Borrower with respect to a Loaned Security shall be less than (i) in the case of Loaned Securities denominated in United States Dollars or whose primary trading market is located in the United States or sovereign debt issued by foreign governments, 102% of the Market Value of the Loaned Securities or (ii) in the case of Loaned Securities whose primary trading market is not located in the United States (other than sovereign debt issued by foreign governments) 104.5% of the Market Value of the Loaned Securities or
(iii) such other mark to market level as may be applicable in the jurisdiction in which such securities are customarily traded; provided, however, that in the event of the application of part (iii) above, State Street shall consult with the Client and obtain its prior written approval. Thereafter, State Street shall take such action as is appropriate with respect to the Collateral under the applicable Securities Loan Agreement. State Street shall also notify the Client in the event changes are made to its mark to market procedures.

         (c) Return of Collateral. The Collateral shall be returned to Borrower at the termination of the Loan upon the return of the Loaned Securities by Borrower to State Street in accordance with the applicable Securities Loan Agreement.

         (d) Limitations. State Street shall invest cash Collateral in accordance with any directions, including any limitations established by the Client in a writing identified to this Agreement and acknowledged in writing by State Street and shall exercise reasonable care, skill, diligence and prudence in the investment of Collateral. Subject to the foregoing limits and standard of care, State Street does not assume any market or investment risk of loss with respect to the investment of cash Collateral. The Client is solely responsible for returning the full amount of the Collateral to the Borrower upon termination of the Loan and redelivery of the Loaned Securities.

9.       Investment of Cash Collateral and Compensation.

         To the extent that a Loan is secured by cash Collateral, such cash Collateral, including money received with respect to the investment of the same, or upon the maturity, sale, or liquidation of any such investments, shall be invested by State Street, subject to the directions referred to above, if any, in short-term instruments, short term investment funds maintained by State Street, money market mutual funds and such other investments as State Street may from time to time select, including without limitation investments in obligations or other securities of State Street or of any State Street affiliate and investments in any short-term investment fund, mutual fund, securities lending trust or other collective investment fund with respect to which State Street and/or its affiliates provide investment management or advisory, trust, custody, transfer agency, shareholder servicing and/or other services for which they are compensated.

         The Client acknowledges that interests in such mutual funds, securities lending trusts and other collective investment funds, to which State Street and/or one or more of its affiliates provide services are not guaranteed or insured by State Street or any of its affiliates or by the Federal Deposit Insurance Corporation or any government agency. The Client hereby authorizes State Street to purchase or sell investments of cash Collateral to or from other accounts held by State Street or its affiliates.

         The net income generated by any investment made pursuant to the preceding paragraph of this Section 9 shall be allocated among the Borrower, State Street, and the Client, as follows: (a) a portion of such income shall be paid to the Borrower in accordance with the agreement negotiated between the Borrower and State Street; (b) the balance, if any, shall be split between State Street, as compensation for its services in connection with this securities lending program, and the Client and such income shall be credited to the Client's account, in accordance with the fee schedule attached hereto as Schedule A.

         In the event the net income generated by any investment made pursuant to the first paragraph of this Section 9 does not equal or exceed the amount due the Borrower (the rebate fee for the use of cash Collateral) in accordance with the agreement between Borrower and State Street, State Street and the Client shall, in accordance with the fee split set forth on Schedule A share the amount equal to the difference between the net income generated and the amounts to be paid to the Borrower pursuant to the Securities Loan Agreement. The Client shall be solely responsible for the return of the Collateral to such Borrower pursuant to the Securities Loan Agreement and State Street may debit the Client's account accordingly. In the event debits to the Client's account produce a deficit therein, State Street shall sell or otherwise liquidate investments made with cash Collateral and credit the net proceeds of such sale or liquidation to satisfy the deficit. In the event the foregoing does not eliminate the deficit, State Street shall have the right to charge the deficiency to any other account or accounts maintained by the Client with State Street.

         The Client acknowledges that in the event that the Client's participation in securities lending generates income for the Client, State Street may be required to withhold tax or may claim such tax from the Client as is appropriate in accordance with applicable law.

         The Client shall reimburse State Street for any and all funds advanced by State Street on behalf of the Client as a consequence of the Client's obligations hereunder, including the Client's obligation to return cash Collateral to the Borrower and to pay any fees due the Borrower, all as provided in Section 8 hereof.

10.      Fee Disclosure.

         The fees associated with the investment of cash Collateral in funds maintained or advised by State Street are disclosed on Schedule A hereto. Said Schedule may be replaced from time to time by State Street upon notice to the Client. An annual report with respect to such funds is available to the Client, at no expense, upon request.

11.      Recordkeeping and Reports.

         State Street will establish and maintain such records as are reasonably necessary to account for Loans that are made and the income derived therefrom. On a monthly basis, State Street will provide the Client with a statement describing the Loans made, and the income derived from the Loans, during the period covered by such statement. Each party to this Agreement shall comply with the reasonable requests of the other for information necessary to the requester's performance of its duties in connection with this securities lending program.

12.      Standard of Care

         Subject to the requirements of applicable law and except as provided for in Section 8(d) hereof, State Street shall not be liable with respect to any losses incurred by the Client in connection with this securities lending program or under any provision hereof, except to the extent that such losses result from the failure of State Street to exercise due care in the performance of its duties under this Agreement.

         The Client shall not be responsible for any losses, including reasonable attorneys fees, resulting from the negligence of State Street.

         State Street, in determining the Market Value of Securities, including without limitation, Collateral, may rely upon any recognized pricing service and shall not be liable for any errors made by such service.

13.      Representations and Warranties.

         Each party hereto represents and warrants that (a) it has the power to execute and deliver this Agreement, to enter into the transactions contemplated hereby, and to perform its obligations hereunder; (b) it has taken all necessary action to authorize such execution, delivery, and performance; (c) this Agreement constitutes a legal, valid, and binding obligation enforceable against it; and (d) the execution, delivery, and performance by it of this Agreement will at all times comply with all applicable laws and regulations.

         The Client represents and warrants that (a) it has made its own determination as to the tax treatment of any dividends, remuneration or other funds received hereunder; and (b) the financial statements delivered to State Street pursuant to Section 4 fairly present its financial condition and there has been no material adverse change in its financial condition or the financial condition of any parent company since the date of the balance sheet included within such financial statements. Each Loan shall constitute a present representation by the Client that there has been no material adverse change in its financial condition or the financial condition of any parent company that has not been disclosed in writing to State Street since the date of the most recent financial statements furnished to State Street pursuant to Section 4.

         Each party represents that the person executing this Agreement on its behalf has the authority to execute this Agreement..

         The Client hereby represents to State Street that: (i) its policies and objectives generally permit it to engage in securities lending transactions;
(ii) its policies permit it to
purchase shares of the State Street Navigator Securities Lending Trust with cash Collateral; (iii) its participation in State Street's securities lending program, including the investment of cash Collateral in the State Street Navigator Securities Lending Trust, and the existing series thereof has been approved by a majority of the directors or trustees which directors and trustees are not "interested persons" within the meaning of section 2(a)(19) of the Investment Company Act of 1940, and such directors or trustees will evaluate the securities lending program no less frequently than annually to determine that the investment of cash Collateral in the State Street Navigator Securities Lending Trust, including any series thereof, is in the Client's best interest; and (iv) its prospectus provides appropriate disclosure concerning its securities lending activity.

         The Client hereby further represents that it is not subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA") with respect to this Agreement and the Securities; that it qualifies as an "accredited investor" within the meaning of Rule 501 of Regulation D under the Securities Act of 1933, as amended; and that the taxpayer identification number(s) and corresponding tax year-end are as set forth on Schedule B.

14.      Indemnification.

         (a) If at the time of a default by a Borrower with respect to a Loan (within the meaning of the applicable Securities Loan Agreement) some or all of the Loaned Securities under such Loan have not been returned by the Borrower, and subject to the terms of this Agreement, State Street shall indemnify the Client against the failure of the Borrower as follows. State Street shall purchase a number of Replacement Securities equal to the number of such unreturned Loaned Securities, to the extent that such Replacement Securities are available on the open market. Such Replacement Securities shall be purchased by applying the proceeds of the Collateral with respect to such Loan to the purchase of such Replacement Securities. Subject to the Client's obligations pursuant to Section 8 hereof, if and to the extent that such proceeds are insufficient or the Collateral is unavailable, the purchase of such Replacement Securities shall be made at State Street's expense.

         (b) If State Street is unable to purchase Replacement Securities pursuant to Paragraph (a) hereof, State Street shall credit to the Client's account an amount equal to the Market Value of the unreturned Loaned Securities for which replacement securities are not so purchased, determined as of (i) the last day the Collateral continues to be successfully marked to market against the unreturned Loaned Securities; or (ii) the next business day following the day referred to in (i) above, if higher.

         (c) In addition to making the purchases or credits required by Paragraphs (a) and (b) hereof, State Street shall credit to the Client's account the value of all distributions on the Loaned Securities (not otherwise credited to the Client's accounts with State Street), the record dates for which occur before the date that State Street purchases Replacement Securities pursuant to Paragraph (a) or credits the Client's account pursuant to Paragraph (b).

         (d) Any credits required under Paragraphs (b) and (c) hereof shall be made by application of the proceeds of the Collateral (if any) that remains after the purchase of Replacement Securities pursuant to Paragraph (a). If and to the extent that the Collateral is unavailable or the value of the proceeds of the remaining Collateral is less than the value of the sum of the credits required to be made under Paragraphs (b) and (c), such credits shall be made at State Street's expense.

         (e) If after application of Paragraphs (a) through (d) hereof, additional Collateral remains or any previously unavailable Collateral becomes available or any additional amounts owed by the Borrower with respect to such Loan are received from the Borrower, State Street shall apply the proceeds of such Collateral or such additional amounts first to reimburse itself for any amounts expended by State Street pursuant to Paragraphs (a) through (d) above, and then to credit to the Client's account all other amounts owed by the Borrower to the Client with respect to such Loan under the applicable Securities Loan Agreement.

         (f) In the event that State Street is required to make any payment and/or incur any loss or expense under this Section, State Street shall, to the extent of such payment, loss, or expense, be subrogated to, and succeed to, all of the rights of the Client against the Borrower under the applicable Securities Loan Agreement.

         (g) The provisions of this Section 14 shall not apply to losses attributable to force majeure.

15.      Continuing Agreement and Termination.

It is the intention of the parties hereto that this Agreement shall constitute a continuing agreement in every respect and shall apply to each and every Loan, whether now existing or hereafter made. The Client and State Street may each at any time terminate this Agreement upon five (5) business days' written notice to the other to that effect. The only effects of any such termination of this Agreement will be that (a) following such termination, no further Loans shall be made hereunder by State Street on behalf of the Client, and (b) State Street shall, within a reasonable time after termination of this Agreement, terminate any and all outstanding Loans. The provisions hereof shall continue in full force and effect in all other respects until all Loans have been terminated and all obligations satisfied as herein provided. State Street does not assume any market or investment risk of loss associated with Client's change in cash Collateral investment vehicles or termination of, or change in, its participation in this securities lending program and the corresponding liquidation of cash Collateral investments.

16.      Notices.

         Except as otherwise specifically provided herein, notices under this Agreement may be made orally, in writing, or by any other means mutually acceptable to the parties. If in writing, a notice shall be sufficient if delivered to the party entitled to receive such notices at the following addresses:

         If to Client:

                  The Berger Funds
                  210 University Avenue
                  Suite 900
                  Denver, Colorado 80206-4616
                  Attention:
                  Tel.: 303 336 4582
                  Fax:  303 329 8719

         If to State Street:

                  State Street Bank and Trust Company
                  Global Securities Lending Division
                  Two International Place, Floor 31
                  Boston, Massachusetts 02110
                  Tel.: 617 664 2500
                  Fax:  617 664 2660

or to such other addresses as either party may furnish the other party by written notice under this section.

         Whenever this Agreement permits or requires the Client to give notice to, direct, provide information to State Street, such notice, direction, or information shall be provided to State Street on the Client's behalf by any individual designated for such purpose by the Client in a written notice to State Street. (This Agreement shall be considered such a designation of the person executing the Agreement on the Client's behalf.) After its receipt of such a notice of designation, and until its receipt of a notice revoking such designation, State Street shall be fully protected in relying upon the notices, directions, and information given by such designee.

17.      Miscellaneous.

         This Agreement supersedes any other agreement between the parties or any representations made by one party to the other, whether oral or in writing, concerning loans of securities by State Street on behalf of the Client. This Agreement may not be assigned by State Street without the prior written consent of the other party. Subject to the foregoing, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, representatives, successors, and assigns. This Agreement shall be governed and construed in accordance with the laws of the Commonwealth of Massachusetts. The Client hereby irrevocably submits to the non-exclusive jurisdiction of any Massachusetts state or Federal court sitting in The Commonwealth of Massachusetts in any action or proceeding arising out of or related to this Agreement and hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such Massachusetts state or Federal court except that this provision shall not preclude any party from removing any action to Federal court. Such service may be made by mailing or delivering a copy of such process, in care of the Process Agent at the above address. The Client hereby irrevocably authorizes and directs the Process Agent to accept such service on its behalf. As an alternative method of service, the Client also irrevocably consents to the service of any and all process in any such action or proceeding by the mailing of copies of such process to the Client at its address specified in Section 16 hereof. The parties agree that a final judgment in any such action or proceeding, all appeals having been taken or the time period for such appeals having expired, shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. The provisions of this Agreement are severable and the invalidity or unenforceability of any provision hereof shall not affect any other provision of this Agreement. If in the construction of this Agreement any court should deem any provision to be invalid because of scope or duration, then such court shall forthwith reduce such scope or duration to that which is appropriate and enforce this Agreement in its modified scope or duration.

18.      Securities Investors Protection Act of 1970 Notice.

         CLIENT IS HEREBY ADVISED AND ACKNOWLEDGES THAT THE PROVISIONS OF THE SECURITIES INVESTOR PROTECTION ACT OF 1970 MAY NOT PROTECT THE CLIENT WITH RESPECT TO THE LOAN OF SECURITIES HEREUNDER AND THAT, THEREFORE, THE COLLATERAL DELIVERED TO THE CLIENT MAY CONSTITUTE THE ONLY SOURCE OF SATISFACTION OF THE BROKER'S OR DEALER'S OBLIGATION IN THE EVENT THE BROKER OR DEALER FAILS TO RETURN THE SECURITIES.

19.      Counterparts.

         The Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute only one (1) instrument.

20.      Modification.

         This Agreement shall not be modified, except by an instrument in writing signed by the parties hereto.

BERGER INVESTMENT PORTFOLIO TRUST,
A Delaware Business Trust, on behalf of each of the Berger Balanced Fund, the Berger Mid Cap Growth Fund, the Berger New Generation Fund, the Berger Select Fund, the Berger Small Company Growth Fund, and the
Berger Mid Cap Value Fund

Name:
     -------------------------------

By:
   ---------------------------------

Title:
      ------------------------------


BERGER INSTITUTIONAL PRODUCTS TRUST,
a Delaware business trust, on behalf of the Berger
IPT Small Company Growth Fund

Name:
     -------------------------------

By:
   ---------------------------------

Title:
      ------------------------------

BERGER/BIAM WORLDWIDE PORTFOLIOS TRUST,
a Delaware Business Trust

Name:
     -------------------------------

By:
   ---------------------------------

Title:
      ------------------------------


STATE STREET BANK AND TRUST COMPANY

Name:
     -------------------------------

By:
   ---------------------------------

Its:
    --------------------------------



INVESTORS FIDUCIARY TRUST COMPANY

Name:
     -------------------------------

By:
   ---------------------------------

Its:
    --------------------------------

                                   SCHEDULE A



                                SCHEDULE OF FEES


1. Subject to Paragraph 2 below, all proceeds collected by State Street on investment of Cash Collateral or any fee income, (including any fee for holds arrangements) shall be allocated as follows

- Sixty percent (60%) payable to the Client, and

- Forty percent (40%) payable to State Street.

2. All payments to be allocated under Paragraph 1 above shall be made after deduction of such other amounts payable to State Street or to the Borrower under the terms of the attached Securities Lending Authorization Agreement.

3. Investment Management Fees

The Navigator Securities Lending Prime Portfolio:

On an annualized basis, the management/trust/custody fee for investing cash Collateral in the Navigator Securities Lending Prime Portfolio is not more than
5.00 basis points netted out of yield. The trustee may pay out of the assets of the Portfolio all reasonable expenses and fees of the Portfolio, including professional fees or disbursements incurred in connection with the operation of the Portfolio.

                                  SCHEDULE 8.1



         ACCEPTABLE FORMS OF COLLATERAL

         -        Cash (U.S. and foreign currency); and

         - Such other Collateral as the parties may agree to in writing from time to time.

                                   SCHEDULE B



   FUND NAME                            TAXPAYER IDENTIFICATION NUMBER               TAX YEAR-END

Berger Investment Portfolio Trust
  Berger Balanced Fund
  Berger Mid Cap Growth Fund
  Berger New Generation Fund
  Berger Select Fund
  Berger Small Company Growth Fund
  Berger Mid Cap Value Fund

Berger Institutional Products Trust
  Berger IPT Small Company Growth Fund

Berger/BIAM Worldwide Portfolios Trust